Exhibit 99.8

Preliminary Copy

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

ê FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

A. Proposals — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
1.	Approval of the issuance of Trimeris, Inc. common stock, par value $0.001 per share, in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of June 13, 2011, by and among Trimeris, Inc., Synageva BioPharma Corp. and Tesla Merger Sub, Inc., a wholly owned subsidiary of Trimeris.	☐	☐	☐

		For	Against	Abstain
2.	Approval of an amendment to Trimeris, Inc.’s fifth amended and restated certificate of incorporation to effect a reverse stock split of Trimeris, Inc.’s issued and outstanding common stock within the range of one-for-two to one-for-eight (with the exact amount to be determined immediately prior to the completion of the merger).	☐	☐	☐

		For	Against	Abstain
3.	Approval of an amendment to Trimeris, Inc.’s fifth amended and restated certificate of incorporation to increase the number of authorized shares of Trimeris, Inc.’s common stock from 60,000,000 to up to a maximum of 150,000,000 shares (with the exact amount to be determined immediately prior to the completion of the merger).	☐	☐	☐

		For	Against	Abstain
4.	Approval of an amendment to Trimeris, Inc.’s fifth amended and restated certificate of incorporation to change the name of Trimeris, Inc. from “Trimeris, Inc.” to “Synageva BioPharma Corp.”.	☐	☐	☐

		For	Against	Abstain
5.	Approval of the adjournment of the Trimeris, Inc. special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Trimeris Proposal Nos. 1, 2, 3, or 4.	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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ê FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — TRIMERIS, INC.

SPECIAL MEETING OF STOCKHOLDERS — [            ], 2011

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Martin Mattingly and James Thomas, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Trimeris, Inc. to be held on [            ], 2011, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5.

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED BE CHECKED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.